Exhibit 99.1

NanoViricides Announces Completion of Previously Reported $5 Million in Shelf Offering - Company Reports Having More Than Two Years of Cash on Hand

WEST HAVEN, Conn., Dec 24, 2012 (BUSINESS WIRE) -- NanoViricides, Inc. (OTC BB: NNVC) (the “Company”), announced today that it has received the final tranche of $2.5M from Seaside 88, LP (“Seaside”), thereby completing the total of a $5M financing. This raise, and the receipt of the initial $2.5M tranche, was previously announced on June 29, 2012.

This investment enables the Company to retain more than 24 months of current operating expenses as cash in hand. This strengthened financial position will allow the Company to defray certain additional testing costs for its anti-influenza drug candidate leading to an IND application, and to support the budgeted costs of certain additional equipment needed for production of the future clinical batches of its drug candidates.

This final tranche was received on Friday, December 21, 2012. The Company received $2.5M upon closing, with a net of approximately $2.32M after deducting brokerage commission and expenses. Seaside purchased the final 2,500 shares of NanoViricides Series C Preferred Stock at the purchase price of $1,000 per share for an aggregate purchase price of $2,500,000. A certain number of the preferred C shares will convert to common stock automatically every 14 days. The amount of common stock issued at each conversion will be equal to 15% of the average volume of common stock traded in the previous two weeks, plus common stock resulting from conversion of accrued dividend (see below). There were no warrants associated with this transaction.

The first conversion of Series C Preferred shares to common stock took place on Friday, December 21, 2012. Additional conversions will follow every fourteen days.

“We are pleased with completion of this financing by Seaside,” said Anil R. Diwan, PhD, President of the Company, adding, “This financing is very important for the Company as we advance our influenza drug candidate towards IND stage and future human clinical trials. It will also help us to continue to move forward with all of the drug programs in our broad pipeline.”

The Company has conducted a pre-IND meeting with the US FDA for its clinical candidate for influenza, namely NV-INF-1, under its FluCide(TM) anti-influenza nanoviricides program in March, 2012. The Company is currently working on the studies needed for an IND submission for this drug candidate. The injectable anti-influenza drug is designed for critically ill hospitalized patients with influenza-like-illness (ILI), including immunocompromised patients. This drug is also expected to be useable in a Doctor’s office for the treatment of other influenza cases.

In addition, the Company has developed an oral anti-influenza drug candidate recently. This oral anti-influenza nanoviricide(R) is designed for use in out-patients and is anticipated to have prophylactic application capabilities. Further, the Company is developing drug candidates against HIV, eye viral diseases, Herpes viruses, and Dengue viruses.

The Series C Preferred Stock is convertible into a number of shares of the Company’s common stock every two weeks. Of the shares purchased, a certain number of shares of the Series C Preferred Stock will be automatically converted into a certain amount of common stock every two weeks beginning December 21, 2012. The amount of common stock to be issued is calculated as 15% of the average trading volume of the Company’s shares in the previous 10 days of trading. The conversion price of the common stock at the conversion is calculated as the lesser of (i) the ten-day daily volume weighted average of actual trading prices (“VWAP”) of the common stock multiplied by 0.85; or (ii) the VWAP for the trading day immediately prior to a conversion date multiplied by 0.88. The total dollar amount of common stock converted is divided by the $1,000 purchase price of the Preferred Series C shares to arrive at the number of series C shares converted. In addition, the unconverted shares of the Series C Preferred Stock will accrue a dividend at a 10% annualized rate. The accrued dividend is payable in common stock at each conversion at the same price of conversion as above. The Company does not pay a dividend on the shares of its common stock or the shares of its Preferred Series A stock, and will not be able to pay any dividend on these securities while any shares of the Series C Preferred stock remain unconverted. The shares of Series C Preferred Stock and the shares of common stock underlying the Series C Preferred Stock and the dividend earned on it were offered pursuant to an effective shelf registration statement. The Series C Preferred Stock does not have any voting rights except as set forth in the Certificate of Designation, as amended, creating the stock.

Midtown Partners & Co., LLC, acted as the placement agent for this transaction. Midtown received a cash placement fee of 6% and an expense reimbursement for legal and other expenses of $15,000.

A shelf registration statement relating to the shares of common stock underlying the shares of preferred stock issued in the offering has been filed with the Securities and Exchange Commission (the “SEC”) and has been declared effective. A prospectus supplement relating to the current transaction has been filed by NanoViricides with the SEC. Copies of the prospectus supplement and accompanying prospectus may be obtained directly from NanoViricides by contacting NanoViricides, Inc., 135 Wood Street, Suite 205, West Haven, Connecticut 06516. This announcement is neither an offer to sell nor a solicitation of an offer to buy any shares of preferred or common stock of NanoViricides. No offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

About NanoViricides:

NanoViricides, Inc. (www.nanoviricides.com) is a development stage company that is creating special purpose nanomaterials for antiviral therapy. The Company’s novel nanoviricide(R) class of drug candidates are designed to specifically attack enveloped virus particles and to dismantle them. The Company is developing drugs against a number of viral diseases including H1N1 swine flu, H5N1 bird flu, seasonal Influenza, HIV, oral and genital Herpes (HSV), viral diseases of the eye including EKC and herpes keratitis, Hepatitis C, Rabies, Dengue fever, and Ebola virus, among others.

This press release contains forward-looking statements that reflect the Company’s current expectation regarding future events. Actual events could differ materially and substantially from those projected herein and depend on a number of factors. Certain statements in this release, and other written or oral statements made by NanoViricides, Inc. are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Important factors that could cause actual results to differ materially from the company’s expectations include, but are not limited to, those factors that are disclosed under the heading “Risk Factors” and elsewhere in documents filed by the company from time to time with the United States Securities and Exchange Commission and other regulatory authorities. Although it is not possible to predict or identify all such factors, they may include the following: demonstration and proof of principle in pre-clinical trials that a nanoviricide is safe and effective; successful development of our product candidates; our ability to seek and obtain regulatory approvals, including with respect to the indications we are seeking; the successful commercialization of our product candidates; and market acceptance of our products.

SOURCE: NanoViricides, Inc.

CONTACT:

NanoViricides, Inc. Amanda Schuon, 310-550-7200 info@nanoviricides.com